Exhibit (h)(vi)(b)

APPENDIX A

Operating Expense Limitation Agreement

Direxion Shares ETF Trust

Rafferty Asset Management, LLC has contractually agreed to cap all or a portion of its management fee and/or reimburse each Fund for Other Expenses through September 1, 2023, to the extent that a Fund’s Total Annual Fund Operating Expenses exceeds a Fund’s daily net assets as listed below.

1X BEAR FUNDS

Direxion Daily S&P 500® Bear 1X Shares	0.45%
Direxion Daily CSI 300 China A Share Bear 1X Shares	0.80%
Direxion Daily Select Large Caps & FANGs Bear 1X Shares	0.45%

LEVERAGED FUNDS

2X Funds

Direxion Daily S&P 500® Bull 2X Shares	0.60%
Direxion Daily CSI 300 China A Share Bull 2X Shares	0.95%
Direxion Daily CSI China Internet Index Bull 2X Shares	0.95%
Direxion Daily MSCI Brazil Bull 2X Shares	0.95%
Direxion Daily Energy Bull 2X Shares	0.95%
Direxion Daily Energy Bear 2X Shares	0.95%
Direxion Daily Gold Miners Index Bull 2X Shares	0.95%
Direxion Daily Gold Miners Index Bear 2X Shares	0.95%
Direxion Daily Junior Gold Miners Index Bull 2X Shares	0.95%
Direxion Daily Junior Gold Miners Index Bear 2X Shares	0.95%
Direxion Daily Russia Bull 2X Shares	0.95%
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares	0.95%
Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares	0.95%
Direxion Daily MSCI India Bull 2X Shares	0.95%
Direxion Daily Latin America Bull 2X Shares	0.95%
Direxion Daily Robotics, Artificial Intelligence, & Automation Index Bull 2X Shares	0.95%
Direxion Daily Cloud Computing Bull 2X Shares	0.95%
Direxion Daily Cloud Computing Bear 2X Shares	0.95%
Direxion Daily Select Large Caps & FANGs Bull 2X Shares	0.95%
Direxion Daily Select Large Caps & FANGs Bear 2X Shares	0.95%
Direxion Daily 5G Communications Bull 2X Shares	0.95%
Direxion Daily 5G Communications Bear 2X Shares	0.95%
Direxion Daily Cannabis Bull 2X Shares	0.95%
Direxion Daily Cannabis Bear 2X Shares	0.95%
Direxion Daily Global Clean Energy Bull 2X Shares	0.95%
Direxion Daily Global Clean Energy Bear 2X Shares	0.95%
Direxion Daily Lithium & Battery Tech Bull 2X Shares	0.95%
Direxion Daily Lithium & Battery Tech Bear 2X Shares	0.95%
Direxion Daily Video Games & Esports Bull 2X Shares	0.95%
Direxion Daily Video Games & Esports Bear 2X Shares	0.95%
Direxion Daily Travel & Vacation Bull 2X Shares	0.95%
Direxion Daily Travel & Vacation Bear 2X Shares	0.95%
Direxion Daily US Infrastructure Bull 2X Shares	0.95%
Direxion Daily US Infrastructure Bear 2X Shares	0.95%
Direxion Daily S&P Expanded Tech Software Sector Bull 2X Shares	0.95%
Direxion Daily S&P Expanded Tech Software Sector Bear 2X Shares	0.95%
Direxion Daily Sports Betting & iGaming Bull 2X Shares	0.95%

A-1

Direxion Daily Sports Betting & iGaming Bear 2X Shares	0.95%
Direxion Daily Oil Services Bull 2X Shares	0.95%
Direxion Daily Oil Services Bear 2X Shares	0.95%
Direxion Daily Rare Earth/Strategic Metals Bull 2X Shares	0.95%
Direxion Daily Rare Earth/Strategic Metals Bear 2X Shares	0.95%
Direxion Daily Airlines Bull 2X Shares	0.95%
Direxion Daily Airlines Bear 2X Shares	0.95%
Direxion Daily Fintech Bull 2X Shares	0.95%
Direxion Daily Fintech Bear 2X Shares	0.95%
Direxion Daily Metals & Mining Bull 2X Shares	0.95%
Direxion Daily Metals & Mining Bear 2X Shares	0.95%

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	0.95%
Direxion Daily 7-10 Year Treasury Bear 3X Shares	0.95%
Direxion Daily 20+Year Treasury Bull 3X Shares	0.95%
Direxion Daily 20+Year Treasury Bear 3X Shares	0.95%
Direxion Daily FTSE China Bull 3X Shares	0.95%
Direxion Daily FTSE China Bear 3X Shares	0.95%
Direxion Daily MSCI Emerging Markets Bull 3X Shares	0.95%
Direxion Daily MSCI Emerging Markets Bear 3X Shares	0.95%
Direxion Daily Financial Bull 3X Shares	0.95%
Direxion Daily Financial Bear 3X Shares	0.95%
Direxion Daily Healthcare Bull 3X Shares	0.95%
Direxion Daily Mid Cap Bull 3X Shares	0.95%
Direxion Daily MSCI Real Estate Bull 3X Shares	0.95%
Direxion Daily MSCI Real Estate Bear 3X Shares	0.95%
Direxion Daily Regional Banks Bull 3X Shares	0.95%
Direxion Daily Retail Bull 3X Shares	0.95%
Direxion Daily S&P 500® Bull 3X Shares	0.95%
Direxion Daily S&P 500® Bear 3X Shares	0.95%
Direxion Daily Semiconductor Bull 3X Shares	0.95%
Direxion Daily Semiconductor Bear 3X Shares	0.95%
Direxion Daily Small Cap Bull 3X Shares	0.95%
Direxion Daily Small Cap Bear 3X Shares	0.95%
Direxion Daily MSCI South Korea Bull 3X Shares	0.95%
Direxion Daily Technology Bull 3X Shares	0.95%
Direxion Daily Technology Bear 3X Shares	0.95%
Direxion Daily FTSE Europe Bull 3X Shares	0.95%
Direxion Daily Homebuilders & Supplies Bull 3X Shares	0.95%
Direxion Daily S&P Biotech Bull 3X Shares	0.95%
Direxion Daily S&P Biotech Bear 3X Shares	0.95%
Direxion Daily Consumer Discretionary Bull 3X Shares	0.95%
Direxion Daily Utilities Bull 3X Shares	0.95%
Direxion Daily Aerospace & Defense Bull 3X Shares	0.95%
Direxion Daily MSCI Mexico Bull 3X Shares	0.95%
Direxion Daily Transportation Bull 3X Shares	0.95%
Direxion Daily Industrials Bull 3X Shares	0.95%
Direxion Daily Pharmaceutical & Medical Bull 3X Shares	0.95%
Direxion Daily Dow Jones Internet Bull 3X Shares	0.95%
Direxion Daily Dow Jones Internet Bear 3X Shares	0.95%
Direxion Daily S&P 500® High Beta Bull 3X Shares	0.95%
Direxion Daily S&P 500® High Beta Bear 3X Shares	0.95%

Last Updated: August 18, 2021

A-2